Exhibit 99.1

Jaco Electronics Reports Fiscal 2008 Second Quarter Operating Results

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Jaco Electronics, Inc. (Nasdaq: JACO):

Conference Call:	February 13, 2008 at 10:00 a.m. ET
Dial-in Number:	800/737-8106 (U.S. and Canada)
Webcast:	www.vcall.com/IC/CEPage.asp?ID=126006
Web Replay:	Available for 30 days
Call Replay:	Available until February 15, 2008 at 12:00 p.m. ET by dialing 800/633-8284 or 402/977-9140 (International)
Replay Access Code:	21375082

Jaco Electronics, Inc. (Nasdaq: JACO), a global distributor and integrator of electronic components and customized flat panel display solutions (FPD), and provider of value-added logistics services, today reported results for its fiscal 2008 second quarter ended December 31, 2007.

Summary of Fiscal 2008 Second Quarter Results

($ in thousands, except per-share data)	Three Months Ended Dec. 31,
	2007	2006
Net sales	$49,408	$65,990
Gross profit	8,064	8,516
Selling, general and administrative expenses	7,472	7,667
Operating profit	592	849
Interest expense	540	694
Income before taxes	51	155
Net income	39	140
Diluted net earnings per share	$0.01	$0.02

Commenting on the results, Jaco’s Chairman and Chief Executive Officer Joel Girsky, stated, “Jaco generated a quarterly sequential improvement in operating results and returned to profitability in the fiscal 2008 second quarter. Fiscal 2008 second quarter net sales were comparable to 1Q ‘08, while net sales declined from year-ago levels as we continued to experience soft demand for logistics services from our Asia-based contract manufacturing customers. However, we continue to see strong performance of Jaco’s flat panel display (FPD) products and services.

“Both as a component sale through our standard distribution channel and as a value-added offering through Jaco’s in-house integration center, our FPD business achieved significant across-the-board growth during the period, with sales increasing 32.7% to $18.8 million for the three months ended December 31, 2007, compared to the year-ago quarter. The fiscal second quarter FPD sales levels represent the highest percentage in terms of their contribution to overall net sales and underscore the success we are achieving in this growing sector. We continue to aggressively market our FPD products and value-added services to a broad range of customers and potential users and believe it can continue to be a positive contributor to Jaco’s results going forward.

“With the year-over-year sales decline in our lower-margin logistics business impacting the sales mix, second quarter gross margins rose to 16.3%, compared to 12.9% in the same period last year. Fiscal 2008 second quarter selling, general and administrative (SG&A) expenses declined slightly to $7.5 million. However, recent headcount alignments, adjusting to our areas of growth, will lead to annual cost savings. As a result, we expect SG&A to account for a lower percentage of net sales in coming quarters. Interest expense declined 22.1% for the three-month period, versus the prior year, primarily due to lower borrowings and lower borrowing costs associated with the Company’s December 2006 credit facility. We expect to benefit going forward from recent reductions in the federal lending rates which are lowering our borrowing costs.”

Mr. Girsky, concluded, “We were very pleased with the FPD performance during the quarter and based on our pipeline of future business and level of interest from existing and potential customers, we expect solid contributions from this business in the second half of the fiscal year. Jaco’s core component distribution and logistics businesses should remain fairly stable for the balance of the year, and we will continue to be vigilant on the cost side of our business, without impacting net sales.”

About Jaco Electronics

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

Jaco has two distribution centers, a warehouse in Singapore and 15 strategically located sales offices throughout the United States. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco’s ability to provide customers with unique value-added display solutions and a “one-stop” source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations; (vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks; (vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers; (ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.

JACO ELECTRONICS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited) ($ in thousands, except per share amounts)

	Three months ended		Six months ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales	$49,408	$65,990	$98,418	$135,607
Gross profit	8,064	8,516	16,085	17,173
Selling, general & administrative
expenses	7,472	7,667	15,045	15,202
Operating profit	592	849	1,040	1,971
Interest expense	540	694	1,156	1,540
Earnings (loss) before income taxes	51	155	(116)	431
Income tax provision	12	15	26	30
Net earnings (loss)	$39	$140	$(142)	$401
Per share information:
Basic earnings (loss) per common share:
Net earnings (loss)	$0.01	$0.02	$(0.02)	$0.06
Diluted earnings (loss) per common share:
Net earnings (loss)	$0.01	$0.02	$(0.02)	$0.06

Weighted average common shares outstanding
Basic	6,294,332	6,294,332	6,294,332	6,294,332
Diluted	6,294,332	6,369,866	6,294,332	6,371,799
Summary Balance Sheet As of December 31, 2007		Supplemental Financial Statistics
Accounts Receivable (net)	$28,407,000	Per Share Price (2/12/08)	$1.23
Inventories (net)	$31,716,000	Book Value Per Share	$5.09
		Tangible Book Value Per Share	$1.05
Revolving Credit Facility	$30,717,000
Accounts Payable and Accrued Expenses	$26,073,000
Shareholders’ Equity	$32,031,000

CONTACT:
Jaco Electronics, Inc.
Jeffrey D. Gash, 631-273-5500
Chief Financial Officer
jgash@jacoelect.com
or
Jaffoni & Collins Incorporated
Joseph N. Jaffoni, Robert L. Rinderman, 212-835-8500
jaco@jcir.com